Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-211886) pertaining to the 2016 Equity Incentive Plan and Phantom Unit Plan of NantHealth, Inc. of our report dated March 31, 2017, with respect to the consolidated financial statements of NantHealth, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Los Angeles, California
March 31, 2017